                                                                    EXHIBIT 99.A



                                   EXHIBIT A
                                   ---------

                          AGREEMENT AS TO JOINT FILING

       Pursuant to Regulation Section 240.13d-1(k)(1)(iii), the undersigned acknowledge and agree that the attached Amendment No. 3 to Schedule 13D relating to International Aircraft Investors is being filed on behalf of each of the undersigned.

Dated:  August 25, 2000                 KEY COLONY FUND, L.P.



                                        By:   /s/ Alex R. Lieblong
                                        Name: Alex R. Lieblong
                                        Title:   General Partner



                                        LIEBLONG TRANSPORT, INC.



                                        By:   /s/ Alex R. Lieblong
                                        Name: Alex R. Lieblong
                                        Title:   President


                                        PAUL SPANN



                                        /s/ Paul Spann


                                        ALEX R. LIEBLONG



                                        /s/ Alex R. Lieblong